Exhibit 99.1

DigitalGlobe Reports Second Quarter 2013 Results

Revenue Up 48%

Next Twelve-Month Revenue Backlog Up 37%

GeoEye Integration Ahead of Plan With 70% of Synergy Milestones Achieved

Longmont, Colorado, August 6, 2013 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of high-resolution earth imagery solutions, today reported financial results for the quarter ended June 30, 2013.

Second quarter 2013 revenue was $150.6 million, a 48% increase compared with the same period last year.

The company reported a net loss for the second quarter of 2013 of $(21.0) million, and a net loss available to common shareholders of $(22.0) million, including $1.0 million of preferred stock dividends, or $(0.30) per diluted share, compared with net income available to common stockholders of $9.6 million or $0.21 per diluted share in the second quarter of 2012.

Second quarter 2013 EBITDA was $25.3 million. Included in this quarter’s EBITDA is $20.6 million of restructuring and integration expenses related to the combination with GeoEye. The resulting Adjusted EBITDA was $45.7 million, with an associated margin of 30.3%. Adjusted EBITDA is defined as EBITDA not including combination related expenses.

“The second quarter capped off a solid first half of 2013, and our sales backlog and pipeline position us for accelerating revenue growth and margin expansion as we enter peak imaging season in the second half of this year,” said Jeffrey R. Tarr, Chief Executive Officer. “Importantly, we are ahead of plan executing our combination with GeoEye, and remain confident in our ability to return to 50 percent EBITDA margins when we complete our 18-month integration plan in the second half of 2014. I am proud of the efforts of our team in advancing our position as the world leader in geospatial information and analysis.”

Second Quarter Business Highlights

•	U. S. Government revenue grew 28% to $82.7 million compared with second quarter 2012, including a 105% increase in value-added services to $19.5 million.

•	Revenue from Diversified Commercial grew 82% to $67.9 million in the quarter compared with second quarter 2012. Growth remains strong across all customer groups and geographies.

•	Grew 12-month backlog to $485.8 million, up 37% year over year, as the company continues to build improved revenue visibility from recurring customer relationships.

•	Expanded customer base with Location Based Service providers in Asia, while enhancing relationships with its existing U.S. Customers through the launch of a higher quality product.

•	Extended contractual relationships with two existing Direct Access Program (DAP) customers and a previously announced new DAP customer was brought into service in July.

•	Added relationships with civil governments in Brazil and China through the company’s Global Basemap solution and other large-scale mapping services.

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Signed multi-year agreements with customers in Other Industry Verticals, including an agreement to monitor the world’s largest set of oil pipelines with a customer in Russia, and an agreement to provide a 3D mapping service to a European telecommunications firm.

2013 Outlook

The company’s outlook for 2013 remains unchanged with revenue in a range of $635 million to $660 million, with a greater likelihood at the bottom half of the range. The company expects full-year Adjusted EBITDA margins of approximately 36% and capital expenditures expectations for the year of approximately $230 million.

Conference Call Information

DigitalGlobe’s management will host a conference call today, August 6, 2013 at 5 p.m. ET to discuss its second quarter 2013 financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 863-0053

International dial-in: (706) 758-7563

Passcode: 21921651

A replay of the call will be available through September 6, 2013 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 21921651

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

In January 2013, DigitalGlobe and GeoEye combined to become one DigitalGlobe, creating a company capable of providing greater value to customers through an integrated constellation and a broader set of products and services. For more information on the combination and its benefits, visit www.digitalglobe.com/combination.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the risk that the anticipated benefits and synergies from the strategic combination of the Company and GeoEye, Inc. cannot be fully realized or may take longer to realize than expected; adjustments to the fair value of certain of the Company’s assets and liabilities, including estimates made in connection with the strategic combination of the Company and GeoEye, Inc.; the outcome of pending or threatened litigation; the loss or impairment of our satellites; delays in the construction and launch of any of our satellites; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our imagery archives; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company and other important factors, all as described more fully in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. In 2013, EBITDA, excluding certain acquisition costs, is a measure being used as a key element of the company-wide bonus incentive plan.

We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations and facilitates comparison of our operating performance to companies in our industry. We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the net revenue generating potential of the satellite.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.

Adjusted EBITDA further adjusts EBITDA to exclude restructuring costs, acquisition costs, integration costs and the gain from our joint venture as these are non-core items. Restructuring costs are costs incurred to realize efficiencies from the GeoEye acquisition, such as reducing excess workforce, consolidating facilities and systems, and relocating ground terminals. Acquisition costs are costs incurred to effect the acquisition, such as advisory, legal, accounting, consulting and other professional fees. Integration costs consist primarily of professional fees incurred to assist us with system and process improvements associated with integrating operations. Adjusted EBITDA margin is calculated by divided Adjusted EBITDA by U.S. GAAP net revenue.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Operations

	For the three months ended June 30,
(in millions, except per share data)	2013	2012
Revenue	$150.6	$101.8
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	47.3	20.0
Selling, general and administrative	64.5	33.5
Depreciation and amortization	59.0	28.5
Restructuring charges	13.6	—

(Loss) income from operations	(33.8)	19.8
Loss from early extinguishment of debt	—	—
Other income (expense), net	0.1	(0.4)
Interest expense, net	(1.4)	(2.6)

(Loss) income before income taxes	(35.1)	16.8
Income tax benefit (expense)	14.1	(7.2)

Net (loss) income	(21.0)	9.6
Preferred stock dividends	(1.0)	—

Net (loss) income less preferred stock dividends	(22.0)	9.6
Income allocated to participating securities	—	—

Net (loss) income available to common stockholders	$(22.0)	$9.6

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.30)	$0.21

Diluted (loss) earnings per share	$(0.30)	$0.21

Weighted average common shares outstanding:
Basic	74.0	46.0

Diluted	74.0	46.2

DigitalGlobe, Inc.

Reconciliation Net Income (Loss) EBITDA and Adjusted EBITDA

	For the three months ended June 30,
(in millions)	2013	2012
Net (loss) income	$(21.0)	$9.6
Depreciation and amortization	59.0	28.5
Interest (income) expense, net	1.4	2.6
Income tax expense (benefit)	(14.1)	7.2

EBITDA	25.3	47.9
Loss from early extinguishment of debt	—	—
Restructuring charges (1)	13.6	—
Acquisition costs (1)	(0.2)	—
Integration costs (1)	7.2	—
Other (gains) losses (2)	(0.2)	—

Adjusted EBITDA	$45.7	$47.9

(1)	Restructuring, acquisition and integration costs consist of non-recurring charges related to the combination with GeoEye.
(2)	Other (gains) losses consist of a gain from our investment in a joint venture.

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except par value)	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$241.4	$246.2
Restricted cash	17.6	3.8
Accounts receivable, net of allowance for doubtful accounts of $2.1 and $2.9, respectively	101.4	67.0
Prepaid and current assets	28.5	18.6
Deferred taxes	70.6	43.9

Total current assets	459.5	379.5
Property and equipment, net of accumulated depreciation of $774.1 and $676.2, respectively	2,160.1	1,115.2
Goodwill	450.8	8.7
Intangible assets, net of accumulated amortization of $3.8 and $0, respectively	40.8	—
Aerial image library, net of accumulated amortization of $37.4 and $33.4, respectively	12.9	16.4
Long-term restricted cash	7.7	8.3
Long-term deferred contract costs	48.1	37.3
Other assets	42.7	12.1

Total assets	$3,222.6	$1,577.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17.9	$10.2
Current portion of long-term debt	5.5	5.0
Other accrued liabilities	93.4	56.3
Current portion of deferred revenue	68.6	42.9

Total current liabilities	185.4	114.4
Deferred revenue	393.9	386.8
Long-term debt, net of discount	1,139.6	478.6
Long-term deferred tax liability, net	147.1	55.6
Other liabilities	2.6	2.7

Total liabilities	1,868.6	$1,038.1

COMMITMENTS AND CONTINGENCIES (Note 15)
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24.0 shares authorized; no shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Series A convertible preferred stock, $0.001 par value, 0.08 shares authorized; 0.08 issued and outstanding at June 30, 2013; and no shares authorized, issued and outstanding at December 31, 2012	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 75.1 shares issued and 74.9 shares outstanding at June 30, 2013; and 47.2 shares issued and 47.1 outstanding at December 31, 2012	0.2	0.2
Treasury stock, at cost; 0.2 shares at June 30, 2013 and 0.1 shares at December 31, 2012	(3.2)	(2.0)
Additional paid-in capital	1,441.2	543.8
Accumulated deficit	(84.2)	(2.6)

Total stockholders’ equity	1,354.0	539.4

Total liabilities and stockholders’ equity	$3,222.6	$1,577.5

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the six months ended June 30,
(in millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(81.6)	$13.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	105.8	57.6
Amortization of aerial image library, deferred contract costs and lease incentive	8.1	10.5
Non-cash stock compensation expense	16.0	4.7
Amortization of debt issuance costs and accretion of debt discount	3.1	1.9
Deferred income taxes	(33.9)	10.1
Write-off of debt issuance costs and debt discounts	12.8	—
Changes in working capital, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	4.6	3.2
Other current and non-current assets	1.3	(8.3)
Accounts payable	(1.7)	5.7
Accrued liabilities	(31.5)	(13.5)
Deferred revenue	19.5	31.0
Deferred contract costs	(7.1)	(0.5)
Payment of 2011 Senior Secured debt discount	(13.8)	—

Net cash flows (used in) provided by operating activities	1.6	115.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(135.0)	(96.5)
Acquisition of businesses, net of cash acquired	(524.0)	—
Other property and equipment additions	(9.0)	(4.8)
Increase in restricted cash	2.7	1.9

Net cash flows used in investing activities	(665.3)	(99.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	1,150.0	—
Repayment of debt	(482.6)	(2.5)
Preferred stock dividend payment	(1.0)	—
Proceeds from exercise of stock options	28.7	—
Payment of debt issuance costs	(36.2)	—

Net cash flows provided by (used in) financing activities	658.9	(2.5)

Net (decrease) increase in cash and cash equivalents	(4.8)	13.9
Cash and cash equivalents, beginning of period	246.2	198.5

Cash and cash equivalents, end of period	$241.4	$212.4

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $24.6 and $10.9, respectively	$11.4	$15.0
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	(13.3)	(12.8)
Changes to non-cash deferred contract cost accruals	9.0	—
Issuance of shares of common and convertible preferred stock for acquisition of business	836.5	—
Stock-based compensation awards issued in acquisition of business, net of income taxes	13.4	—
Non-cash dividend accrual	1.0	—

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Contacts

Investor Contact: David Banks (303) 684-4210 ir@digitalglobe.com	Media Contact: Nancy Coleman (303) 684-1674 nancy.coleman@digitalglobe.com